Exhibit 10.13

                     CONFIRMATION OF RATE CAP TRANSACTION

TO:               Greyhound Funding LLC

ATTN:             []
TEL:              []
FAX:              []

FROM:             Bank of America, N.A.
                  233 S. Wacker Drive
                  Chicago, Illinois  60606

DATE:             []

SUBJECT: Transaction Ref. No. ___________

     THIS CONFIRMATION SUPERSEDES AND REPLACES ANY PREVIOUSLY SENT/EXECUTED CONFIRMATION OF THIS TRANSACTION.

     In consideration for the amendment of this Transaction, Greyhound Funding, LLC shall pay an amount of USD _________________ to Bank of America, N.A. for value ___________, 200_.

     Ladies and Gentlemen:

     The purpose of this letter agreement is to set forth the terms and conditions of the Rate Cap Transaction entered into between Bank of America, N.A. and Greyhound Funding LLC on ___________, 200_. It is understood by the parties that, in consideration for Bank of America's obligations hereunder (the "Premium"), the Counterparty shall make a payment of USD __________ to Bank of America on or before ____________, 200_ and shall assign to Bank of America ____________all of its right, title and interest in and under a Confirmation of Rate Cap Transaction, Our Ref. # _________, dated as of _____________, 200_, between Raven Funding LLC and Bank of America N.A. (formerly known as NationsBank, N.A.) (the "Existing Rate Cap"). Prior to the execution of this letter agreement Raven Funding has contributed its rights, but not its obligations, under the Existing Rate Cap Transaction to the Counterparty. The Counterparty will pledge its rights under the Rate Cap Transaction to the Chase Manhattan Bank as indenture trustee (the "Indenture Trustee") under the Base Indenture dated as of _____________, 200_, between the Issuer and the Indenture Trustee (the "Indenture").

     In consideration of the foregoing, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and promise by Bank of America to make payments to Greyhound Funding LLC in accordance with
Section 2 hereof, the parties hereto agree as follows:

     1. Definitions. The following terms shall have the following meanings:

     "Business Day" means any day which is both a New York Business Day and a London Business Day.

     "Calculation Period" means each period from and including one Payment Date (or, in the case of the initial Calculation Period, the Effective Date) to but excluding the next succeeding Payment Date (or in the case of the final Calculation Period, the Termination Date).

     "Cap Rate" means __________% per annum.

     "Company's Account" means the account of Greyhound Funding LLC.

     "Designated Maturity" means 1 Month.

     "Effective Date" means __________, 200_.

     "Floating Rate" means, with respect to a Reset Date within each Calculation Period, the rate determined by Bank of America to be (i) the per annum rate for deposits in U.S. dollars of the Designated Maturity which appears on the Telerate Page 3750 Screen on the day that is two London Business Days prior to that Reset Date (rounded upwards, if necessary, to the nearest 1/100,000 of 1%); (ii) if such rate does not appear on the Telerate page 3750 Screen, the Floating Rate with respect to that Reset Date shall be the arithmetic mean (rounded as aforesaid) for the offered quotations obtained by Bank of America from the Reference Banks for deposits in U.S. dollars to leading banks in the London interbank market as of approximately 11:00 a.m. (London time) on the day that is two London Business Days prior to that Reset Date, or (iii) if fewer than two Reference Banks provide Bank of America with such quotations, the Floating Rate shall be the rate per annum which Bank of America determines to be the arithmetic mean (rounded as aforesaid) of the offered quotations which leading banks in New York City selected by Bank of America are quoting in the New York interbank market on that Reset Date for deposits in U.S. dollars to the Reference Banks or, if fewer than two such quotations are available, to leading European and Canadian Banks.

     "London Business Day" means any day on which banks are open for business in London, England and on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     "New York Business Day" means any day on which banks are not required or authorized by law to close in New York City.

     "Notional Principal Amount" means USD ___________ as of ________, 200_. (Amortization: Applicable - See Schedule A attached hereto).


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

     "Payment Date" means: The 7th of each Month, commencing _______, 200_, and ending __________, 200_, subject to adjustment in accordance with the Modified Following Business Day Convention.

     "Reference Banks" means four major banks in the London interbank market selected by Bank of America.

     "Reset Date" means the first day of each Calculation Period, except that if any Reset Date would fall on a day that is not a Business Day, that Reset Date will be the first preceding day that is a Business Day.

     "Telerate Page 3750 Screen" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

     2. Payments. Bank of America agrees, subject to deposit into the Collection Account (as defined in the Indenture) to Bank of America, of the Premium, to pay to deposit into the Collection Account (as defined in the Indenture) on each Payment date occurring on or prior to the Termination Date, an amount equal to the product of (i) the amount by which the Floating Rate exceeds the Cap Rate with respect to the Calculation Period ending on or nearest such Payment Date, in each case as determined by Bank of America,
(ii) the Notional Principal Amount and (iii) the actual number of days in that Calculation Period divided by 360. Instructions for payment as follows:

Payments to Bank of America            Payments to Greyhound Funding LLC

BANK OF AMERICA-NEW YORK.              PLEASE PROVIDE
ABA []
ACCT:  []
ATTN:  DERIVATIVE OPERATIONS

     3. Notices. Any notices hereunder (i) shall be in writing and hand delivered or sent by telex, facsimile transmission, cable or first-class mail, postage prepaid, return receipt requested, and shall be addressed to the intended recipient at its address or telex or telecopier number set forth on the signature page hereof or at such other address or number as such party shall have last specified by notice to the other party and (ii) shall be effective (a) if delivered by hand or sent by overnight courier, on the day it is delivered, unless delivery is made after the close of business or on a day that is not a Business Day, in which case such notice will be effective on the next Business Day, (b) if sent by telex, on the day the recipient's answerback is received, (c) if sent by facsimile, on the day of receipt by the sender of the transmission report in respect of the notice, unless that day is not a Business Day, in which case, such notice will be effective on the next Business Day or (d) if sent by certified or registered mail or the equivalent (return receipt requested), three Business Days after dispatch.

     4. Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.


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

     5. Assignments. Both parties agree to not unreasonably withhold the right to assign its rights or obligations under this letter agreement with prior oral consent of the other party, provided that each party acknowledges that this letter agreement may be pledged by Greyhound Funding LLC to the Indenture Trustee pursuant to the Indenture.

     6. Set-Off; Counterclaim. All payments under this letter agreement will be made without set-off or counterclaim.

     7. Representations. Each party represents and warrants to the other that it is duly authorized to enter into this transaction as evidenced by this letter agreement and to perform its obligations hereunder. Greyhound Funding LLC also makes a further representation that it is entering into this Rate Cap Transaction to hedge its actual or expected exposure to changes in interest rates, to lower its cost of actual or expected borrowing, or for other normal business purposes independent of this agreement, and not for speculative purposes.

     Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within three (3) Business Days by returning via telecopier an executed copy of this Confirmation to the attention of Swaps Documentation Group at Fax. No. (312) 234-3160. Failure to respond within such period shall not affect the validity or enforceability of this letter agreement, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.


Yours sincerely,

BANK OF AMERICA, N.A.



BY:________________________



Confirmed as of the date first written above:

Greyhound Funding LLC



BY:________________________
AUTHORIZED SIGNATORY


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